CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 31   to the Registration Statement of Northern Light Fund Trust II on Form N-1A under the Securities Act of 1933, as amended.

Alston & Bird LLP

By: /s/ David J. Baum

A Partner

Washington, DC

January 10, 2012

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